Exhibit 4.4

FORM OF GLOBAL WARRANT CERTIFICATE

FORM OF FACE OF GLOBAL WARRANT CERTIFICATE

VOID AFTER 5:00 P.M., NEW YORK CITY TIME, ON [ ], 20[ ]

THE SALE, ASSIGNMENT, PLEDGE, ENCUMBRANCE, EXCHANGE OR OTHER TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE TERMS OF THE WARRANT AGREEMENT DATED AS OF JUNE 28, 2016 (THE “WARRANT AGREEMENT”), BETWEEN THE ISSUER OF THIS CERTIFICATE AND THE WARRANT AGENT NAMED THEREIN. BY ACCEPTING ANY INTEREST IN THE SECURITIES REPRESENTED BY THIS CERTIFICATE, THE RECIPIENT OF SUCH SECURITIES SHALL BE DEEMED TO AGREE TO AND SHALL BECOME BOUND BY ALL THE PROVISIONS OF THE WARRANT AGREEMENT. A COPY OF THE WARRANT AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE CORPORATE SECRETARY OF THE ISSUER OF THIS CERTIFICATE.

NO. [ ]	[ ] WARRANTS TO PURCHASE [ ] SHARES OF COMMON STOCK

CIM COMMERCIAL TRUST CORPORATION

WARRANT TO PURCHASE COMMON STOCK, PAR VALUE $0.001 PER SHARE

CUSIP # [ ]

DISTRIBUTION DATE: [ ], 20[ ]

This Global Warrant Certificate (this “Global Warrant Certificate”) certifies that Cede & Co., or its registered assigns, is the registered holder of the number of warrants (each a “Warrant”) of CIM COMMERCIAL TRUST CORPORATION, a Maryland corporation (the “Company”), set forth above to purchase the number of shares of common stock, par value $0.001 per share (“Common Stock”), of the Company set forth above (as adjusted from time to time in accordance with the terms of the Warrant Agreement). This Global Warrant Certificate is exercisable beginning on the first anniversary of the date of issuance on (the “Initial Exercise Date”) and expires at 5:00 p.m., New York City time, on the fifth anniversary of the date of issuance (the “Expiration Date”) and entitles the holder upon exercise at any time, and from time to time, in whole or in part, on or after the Initial Exercise Date and prior to the Expiration Date to purchase from the Company up to the number of fully paid and nonassessable shares of Common Stock set forth above at an exercise price equal to 115% of the Applicable NAV per share of Common Stock (the “Exercise Price”). Each Warrant may be exercised in whole (and not in part) to purchase 0.25 of a share of Common Stock. The Exercise Price and the number of shares of Common Stock purchasable upon exercise of a Warrant are subject to adjustment upon the occurrence of certain events as set forth in the Warrant Agreement.

REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS GLOBAL WARRANT CERTIFICATE SET FORTH ON THE REVERSE HEREOF. SUCH FURTHER

PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS THOUGH FULLY SET FORTH AT THIS PLACE.

This Global Warrant Certificate shall not be valid unless countersigned by the Warrant Agent.

All capitalized terms used herein and not defined herein shall have the respective meanings assigned to them in the Warrant Agreement.

IN WITNESS WHEREOF, the Company has caused this Global Warrant Certificate to be signed by its duly authorized officer as of the date set forth below.

CIM COMMERCIAL TRUST CORPORATION

By:
Name:
Title:

Acknowledged and Agreed to as of the date first written above

AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC

By:
Name:
Title:

[Signature Page to Global Warrant Certificate]

FORM OF REVERSE SIDE OF GLOBAL WARRANT CERTIFICATE

Each Warrant evidenced by this Global Warrant Certificate is a part of a duly authorized issue of Warrants. The Warrant Agreement is hereby incorporated by reference herein and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Warrant Agent, the Company and the registered holders of Global Warrant Certificates.

Upon due presentment for registration of transfer and surrender of the Warrants at the office of the Warrant Agent designated for such purpose, a new Global Warrant Certificate or Global Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee in exchange for this Global Warrant Certificate, subject to the limitations set forth in the Warrant Agreement, without charge except for any applicable tax or other charge.

Subject to Section 9 of the Warrant Agreement, the Company shall not be required to issue fractional shares of Common Stock.

No Warrants may be sold, exchanged or otherwise transferred in violation of the Securities Act of 1933, as amended, state securities laws or other applicable law. The Warrants do not entitle the registered holder hereof or the Holders to any of the rights of a stockholder of the Company.

The Company and Warrant Agent may deem and treat the registered holder hereof as the absolute owner of this Global Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone other than the Company or the Warrant Agent) for the purpose of any exercise hereof and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary.

This Global Warrant Certificate is held by The Depository Trust Company (the “Depository”) or its nominee in custody for the benefit of the beneficial owners hereof, and is not transferable to any Person under any circumstances except that (i) this Global Warrant Certificate may be transferred pursuant to Section 5 of the Warrant Agreement, and (ii) this Global Warrant Certificate may be delivered to the Warrant Agent for cancellation pursuant to Section 6(e) of the Warrant Agreement.

Unless this Global Warrant Certificate is presented by an authorized representative of the Depository to the Company or the Warrant Agent for registration of transfer, exchange or payment and any certificate issued is registered in the name of Cede & Co., or such other entity as is requested by an authorized representative of the Depository (and any payment hereon is made to Cede & Co. or to such other entity as is requested by an authorized representative of the Depository), any transfer, pledge or other use hereof for value or otherwise by or to any Person is wrongful because the registered owner hereof, Cede & Co., has an interest herein.

No registration or transfer of the securities issuable pursuant to the Warrants will be recorded on the books and records of the Company or the Warrant Agent until the provisions set forth in the Warrant Agreement have been complied with.

In the event of any conflict or inconsistency between this Global Warrant Certificate and the Warrant Agreement, the Warrant Agreement shall control.

EXHIBIT A TO GLOBAL WARRANT CERTIFICATE

EXERCISE FORM FOR HOLDERS
HOLDING WARRANTS THROUGH THE DEPOSITORY TRUST COMPANY

TO BE COMPLETED BY DIRECT PARTICIPANT
IN THE DEPOSITORY TRUST COMPANY

To be executed upon exercise of the Warrant(s)

The undersigned hereby irrevocably elects to exercise the right, represented by Global Warrant Certificate No.     held for its benefit through the book-entry facilities of The Depository Trust Company (the “Depository”), to purchase shares of Common Stock of CIM Commercial Trust Corporation and (unless a registration statement covering the issuance of the Warrant Shares is effective or an exemption from such registration is available, as provided in Section 6(c) of the Warrant Agreement, then you may only choose option B below):

☐                                    (A) herewith tenders in payment for such shares an amount of $                 by certified or official bank check made payable to the order of CIM Commercial Trust Corporation or by wire transfer in immediately available funds to an account arranged with CIM Commercial Trust Corporation; and/or

☐                                    (B) herewith tenders Warrant(s) for shares of Common Stock pursuant to the cashless exercise provision of Section 6(c) of the Warrant Agreement.

The undersigned requests that the shares of Common Stock issuable upon exercise of the Warrant(s) be in registered form in the authorized denominations, registered in such names and delivered, all as specified in accordance with the instructions set forth below; provided, however, that if the shares of Common Stock are evidenced by global securities, the shares of Common Stock shall be registered in the name of the Depository or its nominee.

Dated:                   , 20

THIS EXERCISE NOTICE MUST BE DELIVERED TO THE WARRANT AGENT, PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE. THE WARRANT AGENT SHALL NOTIFY YOU OF (A) THE WARRANT AGENT’S ACCOUNT AT THE DEPOSITORY TO WHICH YOU MUST DELIVER YOUR WARRANT(S) ON THE EXERCISE DATE, AND (B) THE ADDRESS, PHONE NUMBER AND FACSIMILE NUMBER WHERE YOU CAN CONTACT THE WARRANT AGENT AND TO WHICH WARRANT EXERCISE NOTICES ARE TO BE SUBMITTED.

ALL CAPITALIZED TERMS USED HEREIN BUT NOT DEFINED HEREIN SHALL HAVE THE MEANINGS ASSIGNED TO THEM IN THE WARRANT AGREEMENT.

NAME OF DIRECT PARTICIPANT IN THE DEPOSITORY:

Account Name

(Please Print)

Address:

Contact Name:

Telephone:

Fax:

Social Security Number or Other Taxpayer Identification Number (if applicable):

Account from which Warrant(s) are Being Delivered:

Depository Account Number:

FILL IN IF YOUR PRIMER BROKER IS PICKING UP COMMON STOCK ON YOUR BEHALF:

Exact Name that your shares of Common Stock are to be registered in:
(Please Print)

Name of DTC Participant:

DTC Participant Number:

Name of Account at DTC Participant being credited with the Common Stock:

WARRANT HOLDER DELIVERING WARRANT(S), IF OTHER THAN THE DIRECT PARTICIPANT:

Name:

Contact Name:

Address:

Telephone:

Fax:

Account from which the shares of Common Stock are to be Credited:

Depository Account Number:

FILL IN FOR DELIVERY OF THE SHARES OF COMMON STOCK, IF OTHER THAN TO THE PERSON DELIVERING THIS WARRANT EXERCISE NOTICE:

Name:

(Please Print)

Address:

Contact Name:

Telephone:

Fax:

Social Security Number or Other Taxpayer Identification Number (if applicable):

Signature:

Name:

Capacity in which Signing:

Signature Guaranteed By: